UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 14, 2026

Academy Sports and Outdoors, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39589	85-1800912

(State or other jurisdiction of incorporation )	(Commission File No.)	(I.R.S. Employer Identification No.)

1800 North Mason Road
Katy, Texas 77449
(Address of principal executive offices including Zip Code)

(281) 646-5200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ASO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01	Entry into a Material Definitive Agreement.

Senior Secured Notes

On May 14, 2026, Academy, Ltd. (the “Issuer”), a wholly-owned subsidiary of Academy Sports and Outdoors, Inc. (the “Company”), issued $500 million aggregate principal amount of its 5.875% Senior Secured Notes due 2031 (the “Notes”) in a private placement conducted pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”).  The Issuer used the net proceeds from the Notes to fund the redemption of all of its outstanding senior secured notes due 2027 (the “Redemption”), voluntarily prepay all outstanding amounts owed under its $400 million senior secured term loan with UBS AG, Stanford Branch (as successor to Credit Suisse AG, Cayman Island Branch) as the administrative agent and collateral agent and the several other lenders and parties named therein (as amended, the “Term Loan”), pay related fees and expenses, and for general corporate purposes. Upon the repayment of the Term Loan, all security interests and liens granted to the secured parties thereunder were terminated and released. The Notes are governed by an Indenture, dated as of May 14, 2026 (the “Indenture”), entered into by the Issuer and guarantors named therein (the “Guarantors”) with U.S. Bank Trust Company, National Association, as trustee. The Notes will mature on May 15, 2031. Interest on the Notes is payable semi-annually in arrears on November 15 and May 15 of each year, beginning on November 15, 2026.

The Notes are secured on a first-priority basis, subject to permitted liens, by security interests in substantially all of the Issuer’s and the Guarantors’ personal property (other than the ABL Priority Collateral (as defined below)), and are secured on a second-priority basis, subject to permitted liens, by security interests in the Issuer’s and the Guarantors’ personal property which secure the ABL Credit Facility (as defined below) on a first-priority basis (the “ABL Priority Collateral”).

On or after May 15, 2028, the Issuer may, at its option and on one or more occasions, redeem all or a part of the Notes at the redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date. At any time prior to May 15, 2028, the Issuer may, at its option and on one or more occasions, redeem all or part of the Notes at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date, plus a “make-whole” premium as described in the Indenture. In addition, until May 15, 2028, the Issuer may, at its option and on one or more occasions, redeem up to 40% of the aggregate principal amount of the Notes at a redemption price equal to 105.875% of the aggregate principal amount thereof, with an amount equal to or less than the net cash proceeds from one or more equity offerings to the extent such net cash proceeds are received by or contributed to the Issuer, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date.

Upon the occurrence of certain events constituting a Change of Control (as defined in the Indenture), the Issuer will be required to make an offer to repurchase all of the Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

The Indenture contains certain covenants that limit the ability of the Issuer and its restricted subsidiaries to, among other things (i) incur or guarantee additional indebtedness or issue disqualified stock and preferred stock; (ii) incur liens on assets; (iii) pay dividends or make other distributions in respect of, or repurchase or redeem, their capital stock; (iv) prepay, redeem or repurchase certain debt; (v) make certain loans, investments or other restricted payments; (vi) engage in certain transactions with affiliates; (vii) enter into agreements restricting certain subsidiaries’ ability to pay dividends; and (viii) sell or transfer certain assets or merge or consolidate, in each case subject to certain exceptions and qualifications set forth in the Indenture.

The Indenture provides for events of default which include (subject in certain cases to customary grace and cure periods), among others, nonpayment of principal or interest, breach of other agreements in respect of the Notes, acceleration of certain other indebtedness, failure to pay certain final judgments, failure of certain guarantees to be enforceable, failure to perfect certain collateral securing the Notes and certain events of bankruptcy or insolvency, which events of default, if any occur, would permit or require the principal, premium, if any, interest and any other monetary obligations on all the then-outstanding Notes to be due and payable immediately.

The foregoing description of the Indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Indenture, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

ABL Amendment

On May 14, 2026, the Issuer, as borrower, New Academy Holding Company, LLC, Associated Investors, L.L.C., Academy Managing Co., L.L.C., and Academy Procurement Co., LLC, each a direct or indirect, wholly-owned subsidiary of the Company, as guarantors, entered into an amendment (the “ABL Amendment”) to the First Amended and Restated ABL Credit Agreement, dated as of July 2, 2015 (as amended, the “ABL Credit Agreement”), with JPMorgan Chase Bank, N.A. as the administrative agent and collateral agent (in such capacities, the “ABL Agent”), letter of credit issuer and swingline lender, and the several lenders party thereto, which ABL Amendment, among other things (i) extended the maturity of the Issuer’s asset-based revolving credit facility (the “ABL Credit Facility”) to May 14, 2031, (ii) modified the Average Excess Availability (as defined in the ABL Credit Agreement) pricing grid used in determining the interest rate margin on borrowings under the ABL Credit Facility and (iii) so long as the Notes are outstanding and mature on or prior to the latest maturity date of the ABL Credit Facility, permits the ABL Agent to take a reserve against the ABL Credit Facility equal to the aggregate principal amount of the Notes in excess of $100 million outstanding on the date that is ninety-one (91) days prior to the latest maturity date of the ABL Credit Facility.

The foregoing description of the ABL Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the ABL Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 concerning the Redemption and the Term Loan is hereby incorporated into this Item 1.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 concerning the Indenture, the Notes and the guarantees thereof is hereby incorporated into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On May 14, 2026, the Company issued a press release announcing the closing of the offering of the Notes, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained under this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

4.1	Indenture, dated May 14, 2026, by and among the Issuer, the Guarantors named therein and U.S. Bank Trust Company, National Association, as trustee.

4.2	Form of 5.875% Senior Secured Notes due 2031 (included in Exhibit 4.1)

10.1
Amendment No. 5 to First Amended and Restated ABL Credit Agreement, dated May 14, 2026, by and among the Issuer, the guarantors party thereto, certain lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

99.1	Press Release, dated May 14, 2026, announcing the closing of the offering of the Notes.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADEMY SPORTS AND OUTDOORS, INC.

May 14, 2026	By:	/s/	Brandy Treadway
	Name:	Brandy Treadway
	Title:	Executive Vice President, Chief Legal Officer, and Corporate Secretary